Exhibit 10.6

LEASE

THIS LEASE, made as of the 2nd day of June, 2022 (the “Effective Date”), by and between SCANNELL PROPERTIES #529, LLC, an Indiana limited liability company (“Landlord”), TRADITION LOGISTICS L.L.C., an Indiana limited liability company (“Tradition LLC”) and TRADITION TRANSPORTATION GROUP, INC., an Indiana corporation (“Tradition Inc.”, and jointly and severally with “Tradition LLC” collectively, the “Tenant”).

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, Landlord and Tenant agree as follows:

1.             Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the building (the “Building”) located on the parcel of real estate commonly known as 1175 Collins Road, Greenwood, Indiana in Greenwood Park @ 65 South in Johnson County, Indiana that is more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Estate”) and depicted on the site plan attached hereto as Exhibit B and incorporated herein by this reference. The Building consists of approximately 584,820 square feet. The Building, Real Estate and related improvements on the Real Estate and used in connection with the Building (the “Improvements”) are collectively referred to as the “Leased Premises.”

2.	Lease Term and Holding Over.

(a)             Lease Term. The term of this Lease (the “Lease Term”) shall be for a period commencing on July 1, 2022 (the “Commencement Date”), and ending at 11:59 p.m. on June 30, 2025.

(b)            [Intentionally omitted]

(c)            Holdover Possession. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term or earlier termination of this Lease, with the consent of Landlord, then such holding over and continued possession shall create a tenancy from month to month upon and subject to the same terms and conditions of this Lease in effect when the Lease Term expires, except for the length of the term of this Lease and the Base Rent amount due during any such hold over period. At any time, either party may terminate such tenancy from month to month upon thirty (30) days written notice delivered to the other party in accordance with Section 20. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term, without the written consent of Landlord, then Tenant shall indemnify and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs, and expenses arising from, or in connection with, such possession. During any holdover period, Tenant shall pay to Landlord for each day that it holds over 150% of the Base Rent (as defined in Section 3) in effect when expiration or termination of this Lease occurs, prorated on a daily basis during such holdover period.

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3.	Rent.

(a)             Payment of Base Rent. Subject to any adjustments in accordance with Section 4(f) below, Tenant shall pay to Landlord annual base rent (the “Base Rent”) for the Leased Premises in the amounts provided in the table below.

Period	Monthly Base Rent	Annual Base Rent
Months 1-12	$236,364.75	$2,836,377.00
Months 13-24	$245,819.34	$2,949,832.08
Months 25-36	$255,652.11	$3,067,825.36

Base Rent shall be payable in equal monthly installments and in advance (without abatement, offset, deduction or prior demand) on or before the first day of each full and partial calendar month during the Lease Term; provided that, if the Commencement Date is not the first day of a calendar month, then the Base Rent payable for such partial calendar month shall be prorated on the basis of a thirty (30) day month and the amount of the Base Rent for Month 1, as set forth in the above rent schedule, and shall be payable with the first full monthly payment of Base Rent due hereunder.

(b)           [Intentionally omitted]

(c)            Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.’’ Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due either to the applicable taxing authority, insurance carrier, utility service provider or other provider, directly, or to Landlord upon demand with the next monthly installment of Base Rent.

(d)            Past Due Payments. If any Base Rent, Additional Rent or any other sums, charges, or payments required to be paid by Tenant to Landlord under this Lease shall become overdue for a period in excess of ten (10) days after written notice (except that the written notice shall not be applicable if Tenant fails to pay Base Rent or Additional Rent as herein provided when due on three (3) or more occasions during the Lease Term), then such unpaid amounts shall bear interest from the date due to the date of payment at the rate of twelve percent (12%) per annum (the “Default Rate”). Such interest shall be in addition to, and not in lieu of, any other right or remedy that Landlord may have hereunder, at law, or in equity.

(e)            Place of Payments. All payments of Base Rent or any other sums, charges, or payments to be paid by Tenant to Landlord under this Lease required to be made, and all statements required to be delivered, by Tenant to Landlord shall be made and delivered to Landlord at its address set forth in Section 20, or to such other address as Landlord specifies to Tenant in accordance with that Section.

(f)             Net Lease. The Base Rent payable hereunder shall be paid on a “triple net” basis without abatement, deduction or offset. It is the intent of the parties, except as is otherwise provided in this Lease, that, from and after the Commencement Date, Tenant shall pay all costs, charges, insurance premiums, taxes, utilities, expenses and assessments of every kind and nature incurred for, against, or in connection with the Leased Premises, excluding however, any costs to be excluded from Operating Expenses pursuant to Section 9(a)(i) or as otherwise provided in Section 4 with respect to the Tenant Finish Allowance (as defined below). All such costs, charges, insurance premiums, taxes, utilities, expenses and assessments covering the Leased Premises shall be prorated upon the Commencement Date and upon the expiration or earlier termination of the Lease Term. To the extent actual costs, charges, insurance premiums, taxes, utilities, expenses and assessments covering the Leased Premises are not known on the date of commencement or termination of this Lease, such amounts shall be estimated by Landlord in good faith. Tenant agrees to defend, indemnify and hold harmless Landlord against such costs, expenses and obligations which first arise and are due and payable during or are otherwise attributable to the Lease Term. The terms and provisions of this Section 3(f) shall survive the expiration or earlier termination of this Lease.

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4.	Landlord’s Work.

(a)           Tenant Finish Work. Tenant acknowledges and agrees that Tenant has had an opportunity to inspect the Leased Premises, that the Leased Premises is acceptable to Tenant, that Landlord shall have no responsibility to make any improvements to the Leased Premises or the Real Estate except that Landlord shall, at Tenant’s sole cost and expense, construct or cause the construction of the tenant improvements (the “Tenant Finish Work”) which are generally described in Exhibit D attached hereto and incorporated herein by this reference (the “Tenant Finish Specifications”). Landlord and Tenant hereby agree (i) that the Tenant Finish Work shall be performed by Landlord’s contractor or construction manager (the “Construction Manager”), which shall receive a construction management fee of eight percent (8%) of the total costs of the Tenant Finish Work, and (ii) that Landlord shall receive a project management fee equal to five percent (5%) of the total costs of the Tenant Finish Work which costs shall include general conditions. Landlord and Construction Manager shall enter into a mutually acceptable construction contract (the “Construction Contract”) for the Tenant Finish Work, which shall provide for a guaranteed maximum price that shall not be exceeded unless the scope of work changes through any Change Orders (as defined herein). Landlord shall: (i) obtain all permits and approvals necessary for the completion of the Tenant Finish Work; and (ii) complete the Tenant Finish Work (including all architectural and engineering design and permitting) in compliance with all applicable laws, statutes, ordinances, rules and regulations (including the Americans with Disabilities Act of 1990, as amended); provided, however, that Landlord shall have no responsibility pursuant to this sentence with respect to any design changes and/or Change Order(s) requested by Tenant or Tenant’s architect. Landlord will cause plans and specifications for the Tenant Finish Work to be prepared by Landlord’s architect in accordance with the Tenant Finish Specifications, and will submit the proposed preliminary plans and specifications to Tenant for Tenant’s approval. Tenant will approve such plans and specifications, or will state its reasons for disapproval in writing, within five (5) days after its receipt thereof from Landlord. Tenant will not withhold or condition its approval thereof except for just and reasonable cause, and will not act in an arbitrary or capricious manner with respect to the approval thereof. If Tenant notifies Landlord within the aforesaid five (5) day period of its disapproval of the proposed plans and specifications and states its reasons for disapproval, then Landlord and Tenant will work in good faith to resolve any item of disapproval identified in the preliminary plans and specifications and, upon any revisions to the plans and specifications, Landlord shall resubmit the plans and specifications to Tenant for Tenant’s approval. If Tenant fails to provide its written approval or disapproval, in writing, within the aforesaid five (5) day period, then each day thereafter until Tenant does provide its written approval or disapproval will constitute one (1) day of Tenant Delay (as such term is defined below). Further, if Tenant is late in responding to any plans and specifications and Landlord so notifies Tenant, in writing, that Tenant has failed to respond within the aforesaid five (5) day period, then Tenant’s failure to provide such written approval or disapproval within five (5) days after such written notification will constitute Tenant’s approval of the plans and specifications. The plans and specifications for the Tenant Finish Work as approved, or deemed to have been approved, by Tenant will automatically become the “Plans and Specifications” hereunder. The parties anticipate agreement upon and approval of the Plans and Specifications the date (the “Plan Approval Date”) that is thirty (30) days following the Effective Date and any failure to do so shall be treated as a Tenant Delay hereunder. Landlord shall not make any changes to the Plans and Specifications (once approved or deemed approved as set forth in this Section) without obtaining Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event of any conflict between the approved Plans and Specifications and the Tenant Finish Specifications, the approved Plans and Specifications shall control. For purposes of this Lease, the term “Improvement Costs” shall mean all “hard” and “soft” costs and expenses incurred by Landlord to design, build and complete the Tenant Finish Work in accordance with this Lease including, without limitation, the costs of labor and materials, design, permitting and engineering fees, construction management or project management fees, reasonable carrying costs, sales or other excise taxes Landlord must pay in connection with the purchase of materials and services, and other reasonable soft costs incurred by Landlord in connection therewith.

(b)           Substantial Completion. The Tenant Finish Work shall be deemed to be substantially completed on the date (the “Substantial Completion Date”) that Landlord delivers to Tenant (i) a copy of an architect’s certificate (the “Architect’s Certificate”) of substantial completion indicating that the Tenant Finish Work has been completed in accordance with the Plans and Specifications, subject to identified “punch-list” items which do not materially affect Tenant’s ability to use the Building and Improvements for the purpose of conducting its normal business operations or for the purpose of completing the installation of its fixtures and equipment (the “Punch List Items”), and (ii) a certificate of occupancy or equivalent authorization from local governmental authorities authorizing occupancy of the Building and Improvements for their intended purposes (provided; however, that a temporary or conditional certificate of occupancy or equivalent authorization will suffice if the remaining incomplete work or conditions do not prevent occupancy of the Building and Improvements and are either included in the scope of the Punch List Items or represent work that Tenant is responsible for completing under the Lease). Subject to Tenant Delays, Force Majeure and the other terms and conditions of this Lease, Landlord estimates that the Substantial Completion Date to occur on or before June 15, 2022 (“Scheduled Completion Date”). For purposes of this Lease, “Tenant Delays” shall mean any delay which is caused or contributed to by Tenant, or those acting by, for or under Tenant, including, without limitation, any failure by Tenant to approve proposed plans and specifications on a timely basis, any failure of Landlord and Tenant to agree upon and approve the Plans and Specifications on or before the Plan Approval Date, or any delay resulting from any revisions that Tenant proposes to the Plans and Specifications and/or any Change Order(s) requested by Tenant. Upon an event of Force Majeure or any Tenant Delays, the Scheduled Completion Date shall be extended for the period of any delay attributable to such event of Force Majeure or Tenant Delay.

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(c)           Tenant Finish Allowance. Landlord shall provide an allowance for the costs of the Tenant Finish Work in the amount of Two Million Three Hundred Thirty-Nine Thousand Two Hundred Eighty and No/100 Dollars ($2,339,280.00) (the “Tenant Finish Allowance”). The Tenant Finish Allowance shall be used to pay for the Improvement Costs and any remaining balance shall be applied in equal monthly installments toward Tenant’s obligation to pay Base Rent due hereunder during the Initial Term.

(d)           Tenant’s Work; Early Access. Except for the Tenant Finish Allowance, Tenant shall be responsible for the cost and expenses of all work necessary to complete the Tenant Finish Work and prepare the Leased Premises for initial occupancy by Tenant (collectively, “Tenant’s Work”). Commencing on the Effective Date, Tenant may have access to the Leased Premises prior to the Commencement Date in order to install Tenant’s trade fixtures, equipment, furniture, systems and inventory and to store products in the Building for use by Tenant following the Commencement Date; provided, however: (i) such early access by Tenant shall not interfere with or delay the performance of the Tenant Finish Work in any way and shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned; (ii) Tenant shall indemnify Landlord from any damage or liability to the extent caused by such early access by Tenant or Tenant’s contractors, agents or invitees; and (iii) Tenant shall provide Landlord proof that all insurance Tenant is required to carry under this Lease is in full force and effect on or before the date of such early access by Tenant or Tenant’s contractors, agents or invitees. In the event that any damage is caused to the Leased Premises by or as a result of Tenant’s access to the Leased Premises, Tenant shall indemnify Landlord from any liability resulting from such damage and shall reimburse Landlord immediately for all reasonable costs incurred by Landlord to repair same. All the terms, covenants and agreements set forth in this Lease (other than the payment of Rent) shall apply to any such early occupancy. In the event Tenant exercises its early entrance right under this Section 4(d) and engages a contractor for the performance of any work that is permitted hereunder (including, without limitation, the installation of Tenant’s material handling system), Tenant shall cause such contractor(s), prior to commencing any such work, to provide Landlord with evidence of commercial general liability, professional liability, worker’s compensation and automobile liability insurance together with any other insurance that may be required under its contract (each a “Tenant Work Contract”) with Tenant for the performance of such work. The commercial general liability policy shall name Landlord, Landlord’s general contractor and (if affirmatively required under the Mortgage [as defined below]) Landlord’s Lender (as defined below), as additional insured parties. Each such policy shall contain an agreement by the insurer that such insurance coverage shall not be modified or canceled without delivery of written notice to the insured party. Furthermore, Tenant shall cause each Tenant Work Contract to require the contractor thereunder to (A) indemnify, defend and hold Tenant, Landlord, Landlord’s general contractor and Landlord’s Lender harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses and reasonable attorneys’ fees, arising out of, or with respect to any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Leased Premises and attributable to the negligence or misconduct of such contractor, or its officers, employees, agents, subcontractors or invitees, and (B) maintain commercially reasonable liability insurance policies to support its indemnification obligations under such Tenant Work Contract. For clarification purposes, Tenant acknowledges and agrees that in no event shall Tenant be permitted to commence any business operations prior to the Substantial Completion Date.

(e)            Initial Condition. Tenant assumes responsibility for inspecting the Leased Premises before accepting occupancy to determine that: (i) the Tenant Finish Work have been completed in accordance with the Plans and Specifications and this Lease; and (ii) the Leased Premises complies with this Lease and all applicable laws. On the Commencement Date, Tenant shall execute and deliver to Landlord a certificate (“Acceptance Letter”), stating that Tenant has accepted the Leased Premises, subject to the identified Punch List Items, or any lesser list of items from the list of Punch List Items which remain incomplete and are identified in the Acceptance Letter. Landlord shall promptly correct any such remaining Punch List Items after receipt of the Acceptance Letter. Landlord shall promptly complete any Punch List Items within sixty (60) days after the Substantial Completion Date.

(f)             Change Orders. If Tenant, Landlord and the Construction Manager agree to any change order(s) to the Plans and Specifications (“Change Order(s)”) which increases the costs and expenses attributable to the Tenant Finish Work, then Tenant shall pay the amount of such increase to Landlord within ten (10) days of execution of such Change Order. All Change Orders shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to approve any Change Order(s), and as a condition to approving any such Change Order(s), Landlord may condition its approval on Tenant agreement to pay the amount of such increase to Landlord within ten (10) days of execution of such Change Order as set forth above.

Landlord and Tenant hereby agree that additional costs may be incurred by Landlord which are caused by or result from any of the following (i) Tenant Delay; (ii) Force Majeure, or (iii) unexpected subsurface conditions not identified in the geological survey performed prior to construction (collectively, the “Uncontrollable Conditions”). In the event of the foregoing, Tenant shall pay the amount of such additional costs to Landlord within ten (10) days of Landlord’s written request for payment together with reasonable supporting documentation.

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5.	Operating Expenses, Taxes and Management Fee.

(a)            Payment of Operating Expenses and Management Fee. In addition to the Base Rent specified in this Lease, commencing on the Commencement Date Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to (i) the Operating Expenses (as defined below) and (ii) the Management Fee (as defined below), for such calendar year. Landlord shall estimate the Operating Expenses annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of (i) the estimated Operating Expenses and (ii) the Management Fee. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Operating Expenses and the Management Fee. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant (or pay to Tenant, if the Lease Term has expired or the Lease was terminated during such calendar year), as the case may be, the difference between the actual Operating Expenses and the Management Fee for the preceding calendar year and the estimated amount paid by Tenant during such year.

(b)            Operating Expenses. The term “Operating Expenses” means all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Leased Premises in good condition and repair for a particular calendar year, including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; painting; stormwater discharge fees; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; administrative fees; costs, wages and related employee benefits payable for the management, maintenance and operation of the Building (except as otherwise provided below); maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and Declaration Assessments (as hereinafter defined) or other maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (in accordance with generally accepted accounting principles) at a per annum rate of 8%, and only the amortized portion shall be included in Operating Expenses.

(c)             Real Estate Taxes and Assessments. The term “Real Estate Taxes” shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Real Estate, the Improvements to be constructed by or for the benefit of Tenant hereunder, all fixtures taxable as real property and all future improvements and fixtures or any alterations or additions constructed pursuant to Section 7, below (collectively the “Taxable Real Property”); (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Taxable Real Property or against Landlord’s business of leasing the Taxable Real Property (excluding Landlord’s federal or state income, capital gains, inheritance or estate taxes); (iii) any tax, assessment or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Taxable Real Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Taxable Real Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Taxable Real Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Estate Tax. In this regard, Real Estate Taxes shall include all charges levied, assessed or imposed, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature, made, assessed, levied or imposed upon, or which become a lien upon, the Taxable Real Property, or any part of the Taxable Real Property, or upon this Lease, and are due and payable during or are otherwise attributable to the Lease Term, as well as assessments for sidewalks, streets, sewers, water, or any other public improvements and any other improvements or benefits which shall, during the Lease Term, be levied, assessed or imposed, or become a lien upon the Taxable Real Property, or any part of the Taxable Real Property, or upon this Lease, and become due and payable during or are otherwise attributable to the Lease Term.

(d)           Management Fee. The term “Management Fee” shall mean a fee in an amount equal to three percent (3.0%) of the sum of the annual Base Rent plus Operating Expenses. The Management Fee shall constitute Additional Rent payable to Landlord for services provided by Landlord in connection with Landlord’s property management responsibilities as provided in this Lease.

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(e)            Other Taxes and Assessments. Tenant shall pay and discharge, as and when assessed: (i) all taxes, levies, and charges imposed on, against, or with respect to the conduct of its business operations in, on, or from the Leased Premises; and (ii) all taxes, levies, and charges imposed on, against, or with respect to its trade fixtures, equipment, inventory, and other personal property in, on, or about the Leased Premises. In addition to the foregoing, Tenant shall pay an amount equal to any sales or use tax on all amounts classified as Base Rent or Additional Rent which may be now or hereafter imposed by any lawful governmental authority. Tenant also shall pay and discharge, as and when assessed, all assessments levied or assessed or due and payable during the Lease Term on, against, or with respect to the Leased Premises pursuant to any applicable easements or any declaration of covenants, conditions or restrictions (individually or collectively, the “Declaration”) encumbering the Real Estate and/or Leased Premises (“Declaration Assessments”), and Tenant shall pay all late charges, interest, and costs of collection under any such Declaration if any installment or payment of Declaration Assessments is not paid or discharged when required hereunder. Within ten (10) days after any installment or payment of such Declaration Assessments is due, Tenant shall deliver to Landlord satisfactory evidence that the installment or payment has been paid and discharged in full. The obligations of Tenant hereunder with respect to the payment of such Declaration Assessments levied during the final calendar year of the Lease Term shall survive the termination of this Lease. In the event any Real Estate Taxes or Declaration Assessments are assessed against the Leased Premises as part of a larger parcel, then Landlord shall allocate a fair and equitable amount of such assessments to the Leased Premises.

(f)             Contesting Real Estate Taxes. Tenant, at its cost and expense, shall have the right to contest, in the manner prescribed by law, and otherwise in a reasonable and diligent manner, the calculation of Real Estate Taxes levied on, against, or with respect to the Taxable Real Property, or the valuation of the Taxable Real Property for purposes of calculating such Real Estate Taxes, if: (i) Tenant determines in good faith that such Real Estate Taxes have been incorrectly calculated, or the Leased Premises and/or Taxable Real Property has been materially overvalued for purposes of calculating such Real Estate Taxes (“Tax Dispute”); (ii) Tenant delivers to Landlord a written notice describing the Tax Dispute and the proposed contest with particularity; and (iii) Landlord does not object to the proposed contest within ten (10) days after receipt of such notice, which objection shall be made only on the basis that Landlord reasonably has determined that the Tax Dispute will not result in decreased Real Estate Taxes (or any such Tax Dispute remains subject to certain additional conditions or requirements of any mortgage lender). Landlord shall cooperate with Tenant in contesting any Tax Dispute, including, without limitation, executing documents in connection therewith; provided that Tenant shall bear all costs associated with Landlord’s cooperation. Pending resolution of the Tax Dispute, Tenant shall pay, when required by the applicable taxing authority, the full amount of the Real Estate Taxes levied or due and payable on, against, or with respect to the Taxable Real Property. Tenant shall not agree to any settlement of a Tax Dispute without Landlord’s prior written consent, which consent may be withheld only on the basis that the settlement will result, or reasonably is anticipated by Landlord to result, in increased Real Estate Taxes. Tenant shall indemnify and hold harmless Landlord from and against any and all increases in Real Estate Taxes which result from a contest commenced or conducted by Tenant. Any reduction, credit or refund of Real Estate Taxes resulting from a contest conducted by Tenant and which were paid by Tenant or are the obligation of Tenant to pay hereunder shall be credited or paid to Tenant.

6.              Use of Leased Premises. The Leased Premises shall be occupied and used solely for office, distribution, warehousing and ancillary uses related thereto to the extent permitted by applicable law. Tenant covenants and agrees that the Leased Premises shall not be used for any treatment, storage or disposal of, or otherwise contaminated by, any Hazardous Substances (as hereinafter defined); provided, however, that Tenant shall be entitled to store and use such Hazardous Substances on the Leased Premises which are incidental to and necessary for the operation of Tenant’s business so long as Tenant complies with all local, state and federal laws, statutes, ordinances, rules, and regulations applicable to such storage or use, and Tenant further covenants and agrees that:

(a)            Tenant shall not permit any waste, damage or nuisance in, on or about the Leased Premises, or use or permit the use of the Leased Premises for any unlawful purpose;

(b)            Tenant shall conduct its business and keep the Leased Premises safe, clean and in compliance with all guidelines, rules and regulations of the health, fire, building, environmental and other offices and governmental agencies having jurisdiction over Tenant’s business and/or the Leased Premises, and shall comply with all laws, ordinances, rules, regulations, orders and decrees of any governmental entity or personnel now or hereafter affecting or relating to the Leased Premises or the use thereof (including, without limitation, all applicable zoning ordinances);

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(c)             Tenant shall not dump or otherwise dispose of on the Leased Premises any chemicals, metals, garbage, trash or other industrial by-products and incidentals to Tenant’s business and all waste removal facilities shall use proper, leak-proof and fireproof containers and no foreign substance of any kind shall be placed on or near the Leased Premises and the expense of any breakage, stoppage, contamination, spillage or damage resulting from a violation of this provision shall be borne by Tenant;

(d)            Tenant shall comply with and shall use its best efforts to cause its agents, employees, customers, invitees, licensees and concessionaires to comply with any Declaration, all recorded instruments encumbering the Real Estate and all reasonable rules and regulations established by Landlord from time to time;

(e)            Tenant shall indemnify, defend and hold harmless Landlord, and any party affiliated with Landlord, from and against any and all claims, judgments, liabilities, losses, costs, and expenses arising from, or in connection with: (i) any escape, storage, usage, or spillage of any Hazardous Substances by Tenant (or its employees, agents, contractors, invitees, or licensees) in, on, or about the Leased Premises; or (ii) any transportation of any Hazardous Substances to or from the Leased Premises by Tenant (or its employees, agents, contractors, invitees, or licensees), whether or not such storage, usage, or transportation constitutes a failure of Tenant fully to observe or perform its obligations under this Lease. The claims, judgments, liabilities, losses, costs, and expenses from and against which Tenant has agreed to indemnify, defend and hold harmless Landlord, and any party affiliated with Landlord, under this Subsection shall include the following: (i) any obligation or liability of Tenant or Landlord under any law, ordinance, rule, regulation, order or decree to remove any Hazardous Substance, or contaminated soil or groundwater, from the Leased Premises, “clean up” any contamination of the soil or the groundwater in, on, or under the Leased Premises, or perform any remediation of or for the Leased Premises; (ii) all charges, fines, or penalties imposed by governmental authority or under any law, ordinance, rule, regulation, order or decree governing Hazardous Substances; and (iii) all claims by, and liabilities to, any third party;

(f)             Landlord shall indemnify, defend and hold harmless Tenant, and any party affiliated with Tenant, from and against any and all claims, judgments, liabilities, losses, costs, and expense arising from or in connection with (i) any escape, storage, usage, or spillage of any Hazardous Substances by Landlord (or its employees, agents, contractors, invitees, or licensees) in, on, or about the Leased Premises or Real Estate during the Lease Term; or (ii) any recognized environmental conditions existing on the Real Estate prior to the date of this Lease that are disclosed in that certain Phase I Environmental Site Assessment dated November 24, 2020 and prepared by Troy Risk, Inc.; provided, however, that Landlord shall have no obligation to indemnify, defend and hold Tenant harmless from, and Tenant shall remain liable and responsible for all, any and all claims, judgments, liabilities, losses, costs, and expenses arising from the exacerbation of such recognized environmental conditions by Tenant (or its employees, agents, contractors, invitees, or licensees).

(g)            Each party hereto shall give written notice to the other of any violation, claim, judgment, liability, loss, cost or expense that may give rise to either party’s indemnity obligations under Section 6(e) or 6(f) above, promptly upon discovery or knowledge thereof. The indemnifying party (the “Indemnifying Party”) shall defend the other party (the “Indemnified Party”) with counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain its own counsel, at its own cost and expense; provided however that, so long as the Indemnifying Party diligently discharges its defense obligation, the Indemnifying Party shall at all times have the right to lead and conduct the defense of the respective claim or proceeding, but at all times keeping the Indemnified Party advised of all relevant facts concerning the defense of such claim or proceeding. The Indemnifying Party shall have the right to settle any claims or proceedings provided that the Indemnified Party gives its prior written consent, which shall not unreasonably be withheld, conditioned or delayed.

The term “Hazardous Substances” means (i) any “hazardous wastes” as defined under RCRA, (ii) any “hazardous substances” as defined under CERCLA, (iii) any toxic pollutants as defined under the Clean Water Act, (iv) any hazardous air pollutants as defined under the Clean Air Act, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances as defined under EPCRA, (vii) radioactive materials covered by the Atomic Energy Act, (viii) similar wastes, substances, pollutants, chemicals regulated under analogous state and local laws, (ix) asbestos, (x) polychlorinated biphenyls, (xi) petroleum and petroleum products or synthetic fuels or any fraction thereof, (xii) any substance the presence of which on the property in question is prohibited under any applicable environmental law; (xiii) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous wastes,” “oil,” “regulated substances,” “restricted hazardous wastes,” “special wastes” or words of similar import under any applicable state or local statutes, ordinances and/or regulations; and (xiv) any other substance which under any applicable environmental law requires remediation or special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, recycling, treatment, transportation, recovery, removal, discharge or disposal.

Landlord and Tenant’s indemnification obligations under this Section 6 shall survive the expiration or earlier termination of this Lease.

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7.	Condition, Alterations and Additions.

(a)            Tenant Alterations. Tenant, at its cost and expense, may install in the Building such personal property as Tenant determines to be necessary or appropriate to conduct its business. Tenant, at its cost and expense, also may make non-structural alterations, improvements or additions to the interior of the Building so long as (i) such alterations, improvements or additions do not affect the storm water drainage serving the Leased Premises or any Building Systems (as defined below), and (ii) the aggregate cost of such alterations, improvements or additions in any given lease year is less than Twenty-Five Thousand Dollars ($25,000.00) if: (i) Tenant delivers to Landlord a written notice describing the proposed alteration, improvement or addition with particularity, and provides to Landlord copies of any plans and specifications for the proposed alteration, improvement or addition; and (ii) upon the expiration of the Lease Term or earlier termination of this Lease, Tenant surrenders the part of the Leased Premises altered or improved in as good a condition as on the date that Tenant accepts the Leased Premises. Tenant shall make no alterations, improvements or additions of or to the exterior of the Building, without the prior written consent of Landlord. Tenant shall make no structural alterations, improvements or additions of or to any part of the Leased Premises or make any alterations, improvements or additions that affect the storm water drainage serving the Leased Premises or any Building Systems, in either case, without the prior written consent of Landlord. All improvements, alterations and additions to the Leased Premises, excepting only Tenant’s unattached personal property, shall become the sole property of Landlord upon the expiration of the Lease Term or earlier termination of this Lease; provided, that Landlord shall have the right to require Tenant to remove any such alteration, improvement or addition upon the expiration of the Lease Term or earlier termination of this Lease, in which event, Tenant shall repair any and all damage to the Leased Premises resulting from such removal and shall surrender the part of the Leased Premises altered or improved in as good a condition as on the date that Tenant accepts the Leased Premises as set forth above, ordinary wear and tear excepted. For the avoidance of doubt, the Tenant Finish Work completed by Landlord shall not constitute Tenant alterations or improvements and Tenant shall not be required to remove any Tenant Finish Work upon the expiration of the Lease Term or earlier termination of this Lease.

(b)            Tenant Signage. Tenant may, at its cost and expense, install not more than two (2) exterior sign(s) on the Building at locations approved by Landlord (the “Approved Signs”); provided, that the size, content and materials of the Approved Signs shall be subject to the prior written approval of Landlord, and installation thereof shall be the sole responsibility of Tenant, after Tenant obtains all other required permits and approvals. Any signage must be removed at the cost of Tenant at the expiration or termination of this Lease.

8.             Utilities. From and after the Substantial Completion Date, Tenant shall procure and pay the cost of, directly to the appropriate utility service supplier, all natural gas, heat, light, power, sewer service, telephone, cable, water, refuse disposal and other utilities and services supplied to the Leased Premises, including without limitation, any connection and servicing fees, permit fees, inspection fees, and fees to reserve utility capacity. In the event any such charges are not paid by Tenant at the time when the same are payable, Landlord may, but shall not be obligated to, pay the same and charge Tenant the cost thereof, which charge shall be payable by Tenant as Additional Rent upon Landlord’s written demand. It is understood and agreed that, except for the Tenant Finish Work and except as otherwise provided herein, Landlord shall be under no obligation to furnish any utilities to the Leased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises, unless such interruption is caused by the gross negligence or willful misconduct of Landlord, its employees or agents. If any equipment installed by Tenant requires additional utility facilities, the costs of installing such additional facilities shall be borne by Tenant.

9.	Maintenance and Repairs.

(a)            Maintenance by Landlord. During the Lease Term, Landlord shall, except as otherwise provided in this Lease, make all necessary repairs, replacements and maintenance to the roof, exterior walls (excluding painting), foundation, concrete floor, structural frame and structural systems of the Building (collectively, the “Structural Elements”), and the parking and landscaped areas. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 5; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense. Except as expressly provided in this Section 9(a), Landlord shall have no other maintenance or repair responsibilities for the Leased Premises or the Building.

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Notwithstanding the foregoing and anything herein to the contrary, in no event shall Landlord be responsible for making any repairs or replacements which are occasioned by: (i) any negligence, intentional act, or willful misconduct of Tenant or its employees, contractors, or agents; (ii) Tenant’s failure to observe or perform any term, condition, or covenant of this Lease to be observed or performed by Tenant; (iii) installation or maintenance by Tenant of any exterior signs, satellite dishes, antennae, communications facilities, or equipment, lines, or cable; (iv) installation or maintenance by Tenant of any trade fixtures, equipment, or other personal property; (v) Tenant making any alterations or improvements to the Leased Premises; all of which repairs and replacements shall be made promptly by Tenant at its cost and expense; or (vi) overloading of the floor of the Building beyond its structurally rated capacity. The specification of the floor slab for the Building is 400 pounds per square foot live load. In the event any repairs or replacements are necessary as a result of any of the foregoing, Landlord may elect to complete such repairs at Tenant’s sole cost and expense.

(b)            Maintenance by Tenant. Any and all repairs, replacements, maintenance and other care of the Leased Premises which are not expressly the responsibility and obligation of the Landlord under Section 0, above, will be the responsibility of the Tenant, all of which will be performed and completed at Tenant’s sole cost and expense all as reasonably necessary to keep and maintain the Improvements in good order, condition, and repair including, without limitation, all repairs, maintenance and replacement to the mechanical, electrical and plumbing systems and equipment, utility systems, fire suppression system, dock door equipment and the heating, ventilation, and air-conditioning systems serving the Leased Premises (collectively, the “Building Systems”); provided, however, that Tenant’s obligations in connection with the Building Systems installed pursuant to the Tenant Finish Work shall be subject to Landlord’s obligations under Section 9(d) below. In addition, Tenant shall perform all routine maintenance and upkeep of the Structural Elements of the Leased Premises (including, without limitation, any painting). Without limiting the generality of the foregoing, Tenant shall implement: (i) a janitorial program of cleaning sufficient to keep the Leased Premises in a safe, clean, and sanitary condition at all times; and (ii) a regularly scheduled program of preventive maintenance and repair of the Building Systems, which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains the Building Systems in good order, condition, and repair at all times (such preventive maintenance contracts shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for inspection and maintenance of the Building Systems on at least a semi-annual basis). Tenant shall not be responsible for making any repairs occasioned by any gross negligence, intentional act, or willful misconduct of Landlord or its employees, contractors, or agents, all of which repairs shall be made promptly by Landlord at its cost and expense.

(c)            Notice. Tenant shall give Landlord prompt written notice of the need for any maintenance, replacement or repairs (including notice of any breach of the warranty provided by Landlord in Section 9(d) below) which Landlord is obligated to make under foregoing Section 0 above and of any material damage to the Leased Premises or any part thereof.

(d)            Warranties. If, and to the extent, Landlord receives warranties from the manufacturers, contractors or installers of certain portions of the Leased Premises, or the systems, equipment or fixtures comprising the same (“Third Party Warranties”), Landlord will reasonably assist Tenant in connection with the administration and enforcement of any such Third Party Warranty to the extent they impact the Leased Premises. Notwithstanding anything contained in Section 9(b) to the contrary, Landlord hereby warrants to Tenant that the workmanship and material of all Building Systems that were installed and completed by Landlord will be and remain in good working order, and any necessary repairs or replacements thereto during the Warranty Period (as defined herein) shall be performed by and at the expense of Landlord within a reasonable time upon receiving written notice from Tenant during such Warranty Period, and after the expiration of such Warranty Period, any and all such repairs or replacements shall be performed by and at the expense of Tenant in a manner that will not adversely affect the validity or enforceability of any relevant Third Party Warranty. Notwithstanding anything herein to the contrary, the warranty described herein may not be assigned or transferred by successors. As is customary with new construction, “nail popping,” minor cracks, and other shifting or settling may occur in the floors, walls, and ceilings of the Leased Premises, and such issues are not caused by faulty workmanship or defective materials, but result due to normal settling and shifting of the Leased Premises and/or shrinkage of materials. Landlord shall not be responsible, under the foregoing warranty or otherwise, for any repairs, decorating, or painting necessitated or desired by virtue of the normal settling and shifting of the Leased Premises or shrinkage of materials. As used herein, the “Warranty Period” shall mean the first twelve (12) months of the Lease Term.

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10.	Assignment and Subletting.

(a)            Requirements of Landlord’s Consent. Tenant shall not assign this Lease or any interest therein, without Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole discretion). Tenant shall not sublet the whole or any part of the Leased Premises or permit any other persons, including concessionaires or licensees, to operate in, on or from, or occupy the same for any purposes without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion if (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder; (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant; or (v) more than twenty-five percent (25%) of the Leased Premises has been, or will be, subleased to one or more subtenant(s). The consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Upon any assignment of this Lease (including, without limitation, any permitted transfer in accordance with Section 10(b) below) or subletting of all or part of the Leased Premises, Tenant shall not be relieved of liability for the payment of the Rent or for the timely observance and performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed or observed and any Guarantor (as defined below) shall not be relieved of liability under any Guaranty (as defined below) executed pursuant hereto.

If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental (after deduction of Tenant’s reasonable costs of subletting or assignment) upon receipt. Tenant agrees to pay Landlord Five Hundred and No/100 Dollars ($500.00) upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

No assignment of this Lease by Tenant or subletting of all or any portion of the Leased Premises shall be effective unless and until Tenant shall deliver to Landlord (i) all information reasonably requested by Landlord in connection with evaluating a proposed assignee or subtenant, and (ii) an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which (A) in the case of an assignment, such assignee assumes and agrees to be bound by all of the provisions of this Lease and confirming the assignee’s agreement to accept and be bound by all of the Tenant’s obligations under this Lease; and (B) in the case of a sublease, such subtenant acknowledges that its sublease is subject and subordinate to this Lease and agrees to be bound by the Lease.

(b)            Permitted Transfer. Notwithstanding the restrictions set for in Section 10(a) above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (ii) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (iii) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to this clause (b), the successor entity shall, on the effective date of any such transfer, (A) have investment grade credit, and (B) have a tangible net worth after such transfer that is not less than the aggregate tangible net worth of Tenant and any Guarantor as of the date hereof, and (C) assume all of the obligations and liabilities of Tenant hereunder (any such entity hereinafter referred to as a “Permitted Transferee”). Any assumption of this Lease by a Permitted Transferee shall be in writing, shall include an assumption, by the Permitted Transferee of all of Tenant’s obligations under this Lease, and notice of any such assignment shall be given to Landlord prior to the effective date of that assignment, together with information confirming the satisfaction of the criteria for a Permitted Transferee. For the purpose of this Section 10(b) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 10(b) shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 10(a) above.

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(c)           Tenant’s Permitted Visitors. Notwithstanding the foregoing, Landlord acknowledges that an inherent part of Tenant’s business operations require that Tenant allow its customers, guests, vendors, and invitees (collectively, “Permitted Visitors”) to receive to use and occupy part of the Leased Premises from time to time and for extended periods of time. So long as such license agreements and the use or occupancy of the Leased Premises by the Permitted Visitors is not a subterfuge by Tenant to avoid its obligations under this Lease and Tenant provides at least ten (10) days prior written notice of a Permitted Visitor, Landlord hereby agrees that (i) such occupancy by Permitted Visitors shall not rise to the level of a prohibited transfer for the purposes of this Section 10, (iii) any license fee received by Tenant pursuant to such licenses shall not be deemed to be excess rental for the purposes of Section 10(a), and (iii) Landlord’s consent to such occupancy by Permitted Visitors shall not be required. Tenant shall, upon Landlord’s request, provide Landlord with a list of Permitted Visitors with whom Tenant is then currently allowing access to the Leased Premises under the arrangements contemplated by this Section 10(c).

(d)            Assignment by Operation of Law. Any transfer of this Lease by operation of law and any change in control, merger, consolidation, liquidation or transfer of all or substantially all of the assets of Tenant shall constitute an assignment for purposes of this Lease.

(e)            Documentation. No assignment of this Lease by Tenant or subletting of all or any portion of the Leased Premises shall be effective unless and until Tenant shall deliver to Landlord (i) all information required to establish any Permitted Transfer under Section 10(b) above, or otherwise reasonably requested by Landlord in connection with a non-permitted transfer, and (ii) an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which (i) in the case of an assignment, such assignee assumes and agrees to be bound by all of the provisions of this Lease and confirming the assignee’s agreement to accept and be bound by all of the Tenant’s obligations under this Lease; and (ii) in the case of a sublease, such subtenant acknowledges that its sublease is subject and subordinate to this Lease and agrees to be bound by the Lease.

(f)             Default. In the event of a default by Tenant, Tenant shall not have the right to request that Landlord consent to an assignment, sublet or other transfer of this Lease until such time as said default is cured to Landlord’s satisfaction.

(g)            Assignment by Landlord. Landlord may assign its rights under this Lease in connection with any sale or conveyance of all or any portion of its interest in the Leased Premises. In the event of a sale or conveyance of the Landlord’s interest in the Leased Premises, from and after the date of such transfer, the obligations and duties of the Tenant, excluding such obligations or duties that occurred prior to the assignment, shall be owed to the new landlord and Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

11.            Access to Leased Premises. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at all reasonable times to inspect and examine the Leased Premises and to show the Leased Premises to prospective purchasers, mortgagees and tenants. Except in the event of an emergency, Landlord agrees to comply with Tenant’s reasonable security requirements for accessing the Leased Premises. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at reasonable times and upon reasonable notice (except in the event of an emergency) to make such repairs (including the bringing of materials that may be required therefor into or upon the Leased Premises) as Landlord may reasonably deem necessary without any such act constituting any eviction of Tenant in whole or in part, without Base Rent in any manner abating while such repairs are being made by reason of loss or interruption of Tenant’s business in the Leased Premises, and without responsibility for any loss or damage to Tenant’s business or property. Landlord’s foregoing right of entry shall not be construed to impose upon Landlord any obligation or liability whatsoever for the maintenance or repair of the Leased Premises except as expressly provided in this Lease.

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12.	Insurance and Indemnification.

(a)         Builder’s Risk Insurance. During the course of the Tenant Finish Work, the Landlord, as to the Tenant Finish Work, shall purchase and maintain, at its own expense, or require its Construction Manager to purchase and maintain, property insurance upon the entire work to be completed to the Leased Premises (a “Builder’s Risk Policy”) for the full insurable value thereof (excluding footers, foundations, and other subsurface improvements and also excluding paved areas, sidewalks, curbs, aprons, mass grading and other site work), all on a replacement cost basis. The insurance required under this Section shall cover the interests of Landlord, Construction Manager and all other contractors, subcontractors and lower tier subcontractors in connection with the Tenant Finish Work.

(b)             Landlord’s Insurance. During the Lease Term, Landlord shall maintain, at a minimum, the following insurance policies: (1) “Special Form” property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $1,000,000 per occurrence for bodily injury to, or death of, any persons and $2,000,000 in the aggregate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance maintained by Landlord hereunder, including without limitation, the amount of any applicable deductibles, shall be included in Operating Expenses.

(c)            Tenant Liability Insurance: At all times during the Lease Term or any earlier occupancy of all or any portion of the Leased Premises, Tenant shall maintain in full force and effect a commercial general liability insurance policy for the Leased Premises with coverage limits of at least $3,000,000 per occurrence for bodily injury to, or death of, any persons and $3,000,000 in the aggregate, including without limitation, terrorism and providing for “excess” or “umbrella” commercial general liability coverage of at least $8,000,000.00. For the avoidance of doubt, the “excess” or “umbrella” commercial general liability coverage shall not provide excess coverage for auto liability or employer’s liability. The commercial general liability policy shall be issued on an ISO form CG 00 01, or such other form that is acceptable to Landlord. At all times during the Lease Term or any earlier occupancy of all or any portion of the Leased Premises, Tenant shall also maintain a Business Auto Policy issued on an occurrence basis with minimum limits of coverage that are not less than $3,000,000 per accident. The Business Auto Policy shall be written on the current ISO edition of ISO CA 00 01. This insurance shall be primary and non-contributory, i.e., with respect to a loss covered by Tenant’s policy, the proceeds of such policy must be exhausted before Landlord or Landlord’s liability insurer would be liable for any payment due to such loss.

(d)            Insurance on Tenant’s Property. All of Tenant’s trade fixtures, equipment, merchandise and other personal property shall be kept at Tenant’s sole risk and expense, and Tenant, at Tenant’s expense, shall maintain in full force and effect throughout the Lease Term “Special Form” property insurance on its trade fixtures, equipment, merchandise and other personal property in or upon the Leased Premises and all alterations, additions and improvements to the Leased Premises made by Tenant for their full insurable value on a replacement cost basis, if obtainable, and if not obtainable, for the full amount of the estimated cash value for such property.

(e)            Workmen’s Compensation; Employer’s Liability. Tenant shall comply with the provisions of the workmen’s compensation law and shall insure its liability thereunder. Tenant shall maintain in full force and effect Employer’s liability insurance in the amount of not less than $3,000,000 each accident for bodily injury and not less than $3,000,000 for each employee for bodily injury or disease.

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(f)             General Insurance Provisions. All insurance policies required to be maintained by Tenant pursuant to this Section 12 will name Landlord and Landlord’s mortgagee as an additional insureds and as loss payees. In furtherance of the foregoing, the commercial general liability insurance policy maintained pursuant to Section 12(c) above shall be endorsed with an ISO CG 20 11 04 13 additional insured endorsement, or such other endorsement as may be approved by Landlord (which shall not include any language excluding coverage for the acts or omissions of the additional insured). For each type of insurance which Tenant is required to maintain under this Lease, Tenant shall furnish to Landlord an endorsed copy of such insurance policy together with all endorsements showing that each such type of insurance is in full force and effect and may not be amended or cancelled (or materially changed) without thirty (30) days prior written notice to Landlord. If Tenant fails to deliver any policy, evidence of insurance or renewal to Landlord required under this Lease within ten (10) days of written notice from the Landlord, or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance, together with interest thereon from the date of such payment, at the Default Rate, within fifteen (15) days after receipt of a statement that indicates the cost of such insurance. Tenant agrees that the payment by Landlord of any such premium shall not be deemed to waive or release the default in the payment thereof by Tenant, or the right of the Landlord to take such action as may be permissible hereunder, as is the case of default in the payment of Rent. Tenant shall maintain all insurance required under this Lease with companies reasonably satisfactory to Landlord who are licensed to do business in the State of Indiana and who hold a “Financial Strength Rating” of no less than “Excellent” (A or A- Rating) as set forth in the most current issue of “Best Key Rating Guide”. Except as otherwise provided herein, Tenant shall pay all premiums for the insurance policies described in this Section 12 no later than the due date. In the event of a loss or claim covered by a policy to which Landlord or Landlord’s mortgagee is an additional insured, Tenant shall also be liable for the payment of any deductible amount under the applicable insurance policies maintained pursuant to this Section. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. No deductible under each policy to be maintained by Tenant hereunder shall exceed $25,000, without the prior written approval of Landlord. If the forms of policies, endorsements, certificates or evidence of insurance required by this Section are superseded or discontinued, Landlord with have the right to require other equivalent forms. Subject to the waiver of subrogation set forth in Section 12(g) above, the amount and coverage of insurance maintained hereunder shall not limit either party’s liability nor relieve either party of any other obligation under this Lease.

(g)            Waiver of Subrogation. Each of the parties hereto hereby waives and releases any and all rights of recovery which it might have against the other for any business interruption, liability, loss or damage, whether or not caused by any alleged negligence of the other party, its agents, licensees or invitees, to the extent that such business interruption, liability, loss or damage is covered by any insurance required to be maintained under this Lease. Each policy of insurance required under this Lease shall contain an endorsement to such effect. The foregoing will not, however, release or discharge any party hereunder for or from any liability to the extent of the amount of the deductible feature under the applicable insurance policy, to the extent that the covered loss was caused by that party’s own negligence or willful misconduct. In furtherance of the foregoing, the commercial general liability insurance policy maintained pursuant to Section 12(c) above shall be endorsed with an ISO CG 29 88 10 93 Waiver of Transfer of Rights of Recovery Against Others Endorsement, or such other endorsement as may be approved by Landlord.

(h)            Tenant’s Waiver of Claims. All property kept or stored in, upon or about the Leased Premises by Tenant shall be so kept or stored at the sole risk of Tenant; and Tenant shall hold Landlord harmless from any claims, costs or expenses, arising out of damage thereto. Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any injuries, damages (including, but not limited to, indirect, special or consequential damages) or losses of or to such property or otherwise, sustained by Tenant and not covered by insurance.

(i)             Indemnification; Responsibility for Damages.

(i)             Tenant assumes all risks and responsibilities for accidents, injuries or damages to person or property and agrees to indemnify, defend and hold harmless Landlord from any and all claims, liabilities, losses, costs and expenses arising from or in connection with (i) the condition of those portions of the Leased Premises which Tenant is obligated to maintain or any other failure by Tenant to perform any covenant required to be performed by Tenant under this Lease, (ii) use or control of the Leased Premises, (iii) the conduct of Tenant’s business from the Leased Premises, or (iv) any other act or omission or the negligence of Tenant, or Tenant’s officers, directors, employees, contractors, invitees or agents. Tenant shall be liable to Landlord for any damages to the Leased Premises and for any act done by Tenant or any person coming on the Leased Premises by the license or invitation of Tenant, express or implied (except Landlord, its agents or employees).

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(ii)            Landlord agrees to indemnify, defend and hold harmless Tenant from any and all claims, liabilities, losses, costs and expenses arising from or in connection with (i) the condition of those portions of the Leased Premises which Landlord is obligated to maintain or any other failure by Landlord to perform any covenant required to be performed by Landlord under this Lease, or (ii) the gross negligence or wrongful act of Landlord or Landlord’s officers, directors, employees, contractors, invitees or agents.

(iii)           Nothing contained in this Section 12(i) shall limit (or be deemed to limit) the waivers contained in Sections 12(g) and (h) above. In the event of any conflict between the provisions of Sections 12(g) and (h) above and this Section 12(i), the provisions of Sections 12(g) and (h) shall prevail. This Section 12(i) shall survive the expiration or earlier termination of this Lease.

13.           Fire and Other Casualty. In the event of damage to, or total or partial destruction of, the Building or any fixtures, equipment, or systems which constitute a part of the Building by fire or other casualty (“Casualty Damage”), the insurance proceeds, if any, which, as a result of the Casualty Damage, are payable under any “Special Form” property insurance maintained by Tenant pursuant to Section 12(b) above shall be payable to, and be the sole property of, Landlord, and Tenant shall pay to Landlord the amount of any deductible or co-insurance feature applicable to such insurance policy. Subject to the terms and conditions of this Section, Landlord shall, to the extent that insurance proceeds (including any deductible or co-insurance amounts provided by Tenant) are available therefor, cause the prompt and diligent repair and replacement of the Building and the Leased Premises as soon as reasonably possible so that it is in substantially the same condition as existed prior to the Casualty Damage; provided that Landlord shall not be obligated to repair or replace any item which was not part of the Improvements existing as of the Effective Date or the Tenant Finish Work, including without limitation, any alterations, improvements or additions of or to the Leased Premises made by Tenant. Notwithstanding the foregoing provision of this Section, in the event: (a) the portions of the Leased Premises to be restored by Landlord are so damaged or destroyed that they cannot be restored within nine (9) months after the date of the damage or destruction, (b) the damage or destruction is not covered by the “Special Form” property insurance policy to be maintained by Landlord in accordance with Section 12 hereof and Landlord does not undertake to commence restoration of the Leased Premises within one hundred fifty (150) days after the date of such damage or destruction, (c) the insurance proceeds (reduced by any application thereof by Landlord’s mortgagee to its mortgage debt) are insufficient for restoration of the Leased Premises and Landlord does not undertake to commence such restoration within one hundred fifty (150) days after the date of such damage or destruction, or (d) applicable law does not permit the restoration of the Leased Premises to substantially the same condition as at the commencement of the Lease Term; then Landlord shall not be obligated to restore the Leased Premises and Landlord may, after one hundred fifty (150) days following the damage or destruction, terminate and cancel this Lease upon fifteen (15) days written notice to Tenant, and all obligations hereunder except those due or mature shall thereupon cease and terminate. If substantial Casualty Damage occurs during the last year of the Lease Term, then Landlord or Tenant, at their respective option, may terminate this Lease upon ninety (90) days’ written notice to the other party, and all obligations hereunder, except those due or mature, shall cease and terminate. Base Rent shall be abated proportionately (based upon the proportion that the unusable space in the Building due to a Casualty Damage bears to the total space in the Building) for each day that the Building or any part thereof is unusable by reason of any such Casualty Damage.

14.           Eminent Domain. In the event that all or a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that in lieu thereof all or a substantial part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation, and such taking, condemnation or sale renders the Leased Premises unsuitable for operation of the Tenant’s business therein, this Lease shall, at the option of either party, terminate on the date possession of all or such part of the Leased Premises is transferred to the condemning authority. All Base Rent shall be paid up to the date of termination; and all compensation awarded or paid for the taking or sale in lieu thereof shall belong to and be the sole property of Landlord; provided, however, Landlord shall not be entitled to any award made to the Tenant for loss of business or cost of removal or relocation of stock and personal property. In the event that less than a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that in lieu thereof a less than substantial part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation, then the Base Rent will be equitably adjusted to reflect the portion of the Leased Premises that has been taken or condemned.

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15.	Default and Remedies.

(a)	Events of Default. Each of the following shall be deemed a default by Tenant:

(i)             Tenant’s failure to pay Base Rent or any other sums, charges or payments required to be paid by Tenant to Landlord under this Lease as herein provided when due;

(ii)            Tenant’s failure to perform any other term, condition or covenant of this Lease to be observed by Tenant;

(iii)           Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate in accordance with Section 17 of this Lease within the time periods set forth in Section 17 following Landlord’s request for the same in accordance such Section;

(iv)          Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease;

(v)            The sale of Tenant’s leasehold interest hereunder pursuant to execution;

(vi)           Tenant or any Guarantor becomes insolvent;

(vii)          The adjudication of Tenant or any Guarantor (as defined below) of this Lease as a bankrupt;

(viii)         The making by Tenant or any Guarantor of a general assignment for the benefit of creditors;

(ix)           The appointment of a receiver in equity for Tenant’s or any Guarantor’s property if such appointment is not vacated or satisfied within thirty (30) days from the date of such appointment;

(x)             The appointment of a trustee or receiver for Tenant’s or any Guarantor’s property in a reorganization, arrangement or other bankruptcy proceeding if such appointment is not vacated or set aside within thirty (30) days from the date of such appointment;

(xi)            Tenant’s or any Guarantor’s filing of a voluntary petition in bankruptcy or for reorganization or arrangement; or

(xii)           Tenant’s or any Guarantor’s filing of an answer admitting bankruptcy or agreeing to reorganization or arrangement;

(xiii)         The revocation of a Guaranty by any Guarantor or the death, incapacity, dissolution and/or termination of any Guarantor.

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(b)            Landlord’s Right Upon Tenant’s Default. In the event of any default provided in Clause (i) of foregoing Subparagraph (a) and the continuance of such a default for five (5) days (except that the five (5) day grace period shall not be applicable if Tenant fails to pay Base Rent as herein provided when due on three (3) or more occasions during the Lease Term), or in the event of any default provided in Clause (ii) of foregoing Subparagraph (a) and the continuance of such default for ten (10) days following written notice from Landlord to Tenant (except in the event such default is of a nature as not to be reasonably susceptible to cure within said ten (10) day period, in which case the period of cure shall be extended so long as Tenant commences its efforts to cure within said ten (10) day period and thereafter diligently pursues the same to completion) or in the event of any other default provided in foregoing Subparagraph (a) without any demand or notice, Landlord may:

(i)             elect to terminate this Lease;

(ii)            in the event that Tenant has failed to perform any of its covenants under this Lease other than a covenant to pay Base Rent, perform the covenant or covenants of Tenant which are in default (entering upon the Leased Premises for such purpose, if necessary); and Landlord’s performance of any such covenant shall not be construed as a waiver of Tenant’s default or of any other right or remedy of Landlord in respect of such default, nor as a waiver of any covenant, term or condition of this Lease;

(iii)          immediately re-enter upon the Leased Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and for the account of Tenant, all without service of notice or resort to legal process, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and without such re-entry being deemed to terminate this Lease; and/or

(iv)           pursue all other rights and remedies to which Landlord may be entitled hereunder, at law or in equity.

(c)            Re-Letting. In the event Landlord re-enters upon the Leased Premises as provided in Clause (iii) of foregoing Subparagraph (b), or takes possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, or from time to time without terminating this Lease, make alterations and repairs for the purpose of re-letting the Leased Premises and re-let the Leased Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) at such rental and upon such other terms and conditions as Landlord reasonably deems advisable. If Landlord fails to re-let the Leased Premises, Tenant shall pay to Landlord the Base Rent and Additional Rent reserved in this Lease for the balance of the Lease Term as those amounts become due in accordance with the terms of this Lease. Upon each re-letting, all rentals received from such re-letting shall be applied: first to payment of costs of such alterations and repairs; second, to the payment of Base Rent, Additional Rent and any other indebtedness due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional Rent as it becomes due and payable hereunder. If the rentals received from such re-letting during any month are less than amounts to be paid hereunder by Tenant during that month, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No re-entry or taking of possession by Landlord of the Leased Premises shall be construed as an election to terminate this Lease unless a written notice of termination is given to Tenant. Notwithstanding any re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous default.

(d)           Damages Upon Termination. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including costs of recovering the Leased Premises, making alterations and repairs for the purpose of re-letting, and the value at the time of such termination of the excess, if any, of the amount of Base Rent and charge equivalent to Base Rent reserved in this Lease for the remainder of the Lease Term over then reasonable rental value of the Leased Premises for the remainder of the Lease Term less any reasonably anticipated vacancy period. All such amounts shall be immediately due and payable from Tenant to Landlord.

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(e)            Default Indemnification. Upon any default by Tenant hereunder, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs, and expenses incurred by Landlord and arising from, or in connection with, a default by Tenant under this Lease or exercising Landlord’s rights and remedies with respect to such default.

(f)             Landlord Default and Remedies. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after written notice from Tenant to Landlord, or such longer period as may be reasonably required to complete such cure so long as Landlord has commenced curing that default within that thirty (30) day period, and thereafter, diligently pursues such cure to completion. Tenant shall not have the right to set-off against any Base Rent or Additional Rent any damages which Tenant may purport to have sustained by reason of Landlord’s failure to perform any of the terms, covenants or conditions contained in this Lease on its part to be performed. If Landlord is in default under this Lease, Tenant’s sole right and remedy shall be to recover a money judgment against Landlord, and Tenant’s rights to recovery shall be limited to the Landlord’s right, title and interest in and to the Leased Premises as more particularly set forth herein.

16.           Surrender. Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom clean and in good order, condition and repair and otherwise in the condition and in a state of repair consistent with the requirements specified in Section 9(b) above, ordinary wear and tear and acts of Casualty Damage which Landlord is obligated to repair or replace excepted; provided, that Tenant shall remove its personal property and any property affixed to the Leased Premises or improvements, additions or alterations to the Leased Premises which Landlord directs Tenant to remove and repair any damage to the Building caused by such removal. If Tenant shall fail to remove any property or improvements, additions or alterations that it is obligated to remove, Landlord may cause all or any item of such property or improvements, additions or alteration to be removed at Tenant’s expense. Tenant hereby agrees to pay all costs and expenses of any removal and of the repair of any damage to the Leased Premises caused by such removal. On the expiration or earlier termination of this Lease, Tenant shall, in addition to the foregoing, deliver to Landlord all keys and combinations to locks, safes and vaults. Any and all property remaining on the Leased Premises after the expiration of the Lease Term or earlier termination of this Lease shall, at the option of Landlord, become the property of Landlord and Landlord may dispose of and/or remove any such property without any liability whatsoever to Tenant. Tenant’s obligation to observe and perform these covenants shall survive the expiration of the Lease Term or earlier termination of this Lease.

17.          Subordination. This Lease is and shall be subordinate to the lien of any mortgage, deed to secure debt or any other method of financing or refinancing now or hereafter encumbering the Leased Premises (the “Mortgage Lien”), and to all advances made, or hereafter to be made, upon the security thereof; provided that, upon request by Landlord, Tenant shall within twenty (20) days after such written request execute and deliver a subordination agreement in form and substance as Exhibit E attached hereto and incorporated herein by this reference, or in any other form or substance reasonably requested by Landlord or any mortgage lender or lien holder, if such subordination agreement provides that the rights of Tenant under this Lease, and the possession of the Leased Premises by Tenant, shall not be disturbed so long as Tenant is not in default hereunder. If any proceedings are brought for the foreclosure of any Mortgage Lien, then Tenant shall: (a) attorn to the purchaser upon any sale resulting directly or indirectly from such proceedings; and (b) recognize the purchaser as Landlord hereunder. Upon request by Landlord, Tenant shall within twenty (20) days after such written request execute and deliver an estoppel certificate in form and substance as Exhibit F attached hereto and incorporated herein by this reference, or in any other form or substance that may be reasonably requested by Landlord or that may be reasonably requested by any purchaser, mortgage lender, or lien holder.

18.           Covenant of Quiet Enjoyment. Landlord agrees that if Tenant performs all the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons claiming under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

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19.           Mechanic’s Liens. Tenant shall not suffer or give cause for the filing of any mechanic’s lien or other lien or encumbrance against the Leased Premises. In the event any mechanic’s lien or other lien or encumbrance is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to, the Tenant, Tenant shall cause such mechanic’s lien or other lien or encumbrance to be discharged of record within thirty (30) days after filing by bonding or as provided or required by law or in any other lawful manner or shall provide evidence that the lien or encumbrance is being contested by proceedings adequate to prevent foreclosure of the lien or encumbrance, together with satisfactory indemnity (in an amount not less than one hundred fifty percent (150%) of the claimed lien or encumbrance) to Landlord within thirty (30) days after the filing thereof. Tenant shall indemnify, defend and hold harmless Landlord from all claims, judgments, liabilities, losses, costs, and expenses incurred by Landlord as a result of, or in connection with, any such mechanic’s lien or other lien or encumbrance. All liens suffered or caused by Tenant shall attach to Tenant’s interest only. Nothing in this Lease shall be deemed or construed to constitute consent to, or request of, any party for the performance of any work for, or the furnishing of any materials to, Tenant, nor as giving Tenant the right or authority to contract for, authorize, or permit the performance of any work or the furnishing of any materials that would permit the attaching of a mechanic’s lien or other lien or encumbrance.

20.           Notices. Unless otherwise specifically provided in this Lease or by law, all notices or other communications required or permitted by this Lease or by law shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or sent for overnight delivery by a nationally recognized courier such as Federal Express, addressed to the other party as follows:

Landlord:	Scannell Properties #529, LLC
c/o Scannell Development Company
8801 River Crossing Blvd., Suite 300
Indianapolis, IN 46240
Attention: General Counsel

Tenant:	Tradition Transportation Group, Inc.
300 Growth Parkway
Angola, IN 46703
Attention: Timothy E. Evans

with a courtesy copy to: JoeMontel@TraditionTrans.com

Any party may change its address for notice from time to time by serving notice on the other party as provided above. The date of service of any notice served by mail shall be the date upon which such notice is deposited in a post office of the United States Postal Service.

21.	Miscellaneous Provisions.

(a)            Memorandum of Lease. The parties hereto shall not record this Lease, but each party shall execute upon request of the other a “memorandum of lease” suitable for recording. All costs and expenses associated with preparing, executing, and recording a “memorandum of lease” shall be borne by the party requesting execution of such document, and such party shall pay any documentary transfer tax or other special tax or assessment associated with, or triggered by, such recording.

(b)            Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating between the parties hereto the relationship of principal and agent, partnership, joint venture, or any relationship other than the relationship of landlord and tenant.

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(c)           Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent or other amount due hereunder shall be deemed to be other than on account of the Base Rent, Additional Rent or other amount first due hereunder. No endorsement or statement on any check or letter accompanying any check or payment of Base Rent, Additional Rent or other amount shall be deemed to be an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to the right of Landlord to recover the balance of such Base Rent, Additional Rent or other amount or to pursue any other right or remedy.

(d)           Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

(e)            Authority. Each person executing this Lease represents and warrants that he or she has been duly authorized to execute and deliver this Lease by the entity for which he or she is signing, and this Lease is the valid and binding agreement of such entity, enforceable in accordance with its terms.

(f)            Waivers. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition or justify or authorize a non-observance upon any occasion of such covenant or condition or any other covenant or condition. The acceptance of Base Rent, Additional Rent or any other payment or amount by Landlord at any time when Tenant is in default of any covenant or condition shall not be construed as a waiver of such default or Landlord’s right to terminate this Lease on account of such default.

(g)            Remedies Cumulative. Subject to the limitations set forth in Section 15(f) above, the remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be construed as exclusive of any other of any remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

(h)           Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

(i)             Benefit of Persons Affected. Subject to the provisions of Section 10, this Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant except as otherwise expressly provided herein.

(j)             Construction. Whenever in this Lease a singular word is used, it shall also include the plural wherever required by the context and vice versa. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days. All indemnities set forth herein shall survive the expiration or earlier termination of this Lease. The captions of this Lease are for convenience only and do not in any way limit or alter the terms and conditions of this Lease. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days, unless business days are specified. Notwithstanding anything to the contrary anything set forth herein, if Landlord is delayed in, or prevented from, completing the Tenant Finish Work or otherwise observing or performing any of its covenants hereunder or satisfying any condition or requirement hereunder as the result of an act or omission of Tenant or any other cause which is not within the reasonable control of Landlord including, without limitation, inclement weather, earthquakes, floods, tornados, hurricanes, tropical storms, acts of God, acts of civil or military authorities, riots, insurrections, acts of government, acts of any public enemy, pandemics or other widespread health emergencies (including without limitation the current COVID-19 pandemic), the unavailability of materials, equipment, services or labor, fires, explosions, strikes, failure of transportation, and utility or energy shortages or acts or omissions of public utility providers (“Force Majeure”), then such completion, correction, observation, performance, or satisfaction shall be excused for the period of days that such completion, correction, observation, performance, or satisfaction is delayed or prevented, and the dates and deadlines for completion, observation, performance, and satisfaction set forth herein, as applicable, shall be extended for the same period.

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(k)            Entire Agreement; Amendments. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof. All representations, promises and prior or contemporaneous undertakings between such parties are merged into and expressed in this instrument, and any and all prior agreements between such parties are hereby cancelled. The agreements contained in this instrument shall not be amended, modified, or supplemented except by a written agreement duly executed by both Landlord and Tenant.

(l)             Landlord’s Consent. If Landlord breaches any obligation of reasonableness, then the sole remedy of Tenant shall be an action for specific performance or injunction to enforce the obligation, and Tenant shall not be entitled to any monetary damages for, or in connection with, a breach of such obligation, unless the breach is willful or in bad faith, in which event Tenant shall be entitled to all remedies at law or in equity.

(m)           Attorneys’ Fees. In the event that any proceeding or litigation is commenced by either party to enforce the terms of this Lease, then the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and court costs incurred in connection with such proceeding or litigation.

(n)            Financial Statements. During the Lease Term, and to the extent that the same are not otherwise readily available as a result of public filings, Tenant shall provide to Landlord on an annual basis, a copy of Tenant’s and any Guarantor’s most recent financial statements prepared as of the end of Tenant’s (or such Guarantor’s) fiscal year within thirty (30) days after the completion thereof. Such financial statements shall be signed by Tenant (or the applicable Guarantor), who shall attest to the truth and accuracy of the information set forth in each such financial statement. All financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

(o)            Governing Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of Indiana.

(p)            Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original; but all of such counterparts shall together constitute but one and the same instrument.

(q)            Indemnification for Leasing Commissions. The parties hereby represent and warrant that there was no real estate broker, other than Jones Lang LaSalle (“Landlord’s Broker”) representing Landlord and Jones Lang LaSalle (“Tenant’s Broker”) representing Tenant, involved in the negotiation and execution of this Lease and that no party, other than Landlord’s Broker and Tenant’s Broker, is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto, other than Landlord’s Broker and Tenant’s Broker. Landlord shall pay a commission to Tenant’s Broker pursuant to the terms and provisions of a separate agreement.

(r)            Anti-Terrorism Certification. Landlord and Tenant each represents and warrants that; (i) it is not listed on the Special Designated Nationals and Blocked Persons list as maintained and updated by the United States Treasury Department Office of Foreign Asset Control, (ii) it is not an entity with whom Anti-Terrorism Laws (as hereinafter defined) would prohibit one from doing business, (iii) it will not violate Anti-Terrorism Laws, and (iv) it is not and will not do business with any person or entity that would violate Anti-Terrorism Laws. Landlord and Tenant each covenants that it shall indemnify, hold harmless and defend the other party from and against any and all claims, losses, damages, costs and expenses arising out of or in any way relating to the violation of any Anti-Terrorism Laws regardless of whether such violation constitutes a breach of the representations, warranties, covenants and agreements set forth in this paragraph including, but not limited to: (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, or other relief; and (b) any and all expenses or obligations incurred at, before and after any trial or appeal therefrom, including without limitation, reasonable attorneys’ fees and other expenses. “Anti-Terrorism Laws” for purposes hereof, shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”), (b) Executive Order No. 13224: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq., and (d) any other legal requirements relating to money laundering or terrorism.

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(s)            Benefit of Landlord and Tenant. This Lease and the rights and obligations of Landlord and Tenant herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns. If this Agreement is executed by more than one party for Tenant, the obligations, covenants, representations, warranties, and indemnities of such persons or entities will be joint and several.

22.           Security Deposit. Prior to the execution and delivery of this Lease, Landlord and Tenant entered into that certain License Agreement dated May 4, 2022 (the “License Agreement”), pursuant to which Tenant deposited the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) with Landlord as the “License Security”. Tenant hereby authorizes Landlord to retain the License Security as a security deposit (the “Security Deposit”) with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Section 22 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 7 or Section 16 above, Landlord shall return the Security Deposit to Tenant.

23.           Limitation of Liability. The term “Landlord” as used in this Lease, as far as the covenants and agreements of Landlord in this Lease are concerned, shall be construed to mean only the holder or holders of Landlord’s interest in this Lease at the time in question. In the event of any transfer of Landlord’s interest under this Lease or in the Leased Premises, then the Landlord herein named (and in case of any subsequent transfer, then transferor) shall be automatically freed and relieved, as to occurrences after the date of such transfer, from all duties and obligations relating to the performance of any covenants or agreements on the part of Landlord to be performed or observed after such transfer. Notwithstanding anything to the contrary provided in this Lease, no officer, official, director, partner, agent, trustee, beneficiary, or employee of Landlord shall be personally liable for the performance or nonperformance of any agreement, covenant or obligation of Landlord hereunder, and Tenant’s remedies shall not include a personal money judgment against Landlord or against any of the foregoing persons. Tenant’s sole and exclusive remedy at law or in equity shall be to proceed against and foreclose the interest and title of Landlord (or such successor in interest) in and to the Leased Premises (and the proceeds from the sale of such interest and title as to any liability for a default not cured or satisfied in full) for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord (or by such successor in interest) of any of Landlord’s obligations hereunder.

24.          Termination of License Agreement. That certain License Agreement dated May 4, 2022 by and between Landlord and Tenant is terminated as of the Effective Date and the parties shall have no further rights or obligations thereunder except for such rights and obligations that expressly survive termination thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO LEASE

IN WITNESS WHEREOF, the parties have executed or caused the execution of this Lease by their respective officers duly authorized as of the day and year first above written.

LANDLORD:

SCANNELL PROPERTIES #529, LLC, an Indiana limited liability company

By: /s/ Marc Pfleging

Printed: Marc Pfleging

Title: Manager

TENANT:

Tradition LLC:

TRADITION LOGISTICS L.L.C., an Indiana limited liability company

By: /s/ Jim L. Evans

Printed: Jim L. Evans

Title: President

Tradition Inc.:

TRADITION TRANSPORTATION GROUP, INC., an Indiana corporation

By: /s/ Jim L. Evans

Printed: Jim L. Evans

Title: V.P.

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LIST OF EXHIBITS

Exhibit A – Legal Description of Real Estate

Exhibit B – Site Plan

Exhibit C –[Intentionally omitted]

Exhibit D – Tenant Finish Specifications

Exhibit E – Subordination, Non-Disturbance and Attornment Agreement

Exhibit F – Estoppel

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EXHIBIT A

Real Estate

LOT 1 AS PER THE REPLAT OF LOT 1, LOT 2 & BLOCK A WORTHSVILLE COMMERCE CENTER, PHASE II, THE PLAT OF WHICH WAS RECORDED DECEMBER 8, 2021, AS INSTRUMENT NO. 2021-036426 IN THE OFFICE OF THE RECORDER OF JOHNSON COUNTY, INDIANA.

Exhibit A | Page 1

EXHIBIT B

Site Plan

Exhibit B | Page 1

EXHIBIT C

[Intentionally omitted]

Exhibit C | Page 1

EXHIBIT D

Tenant Finish Specifications

All costs to be paid by Tenant for the Tenant Finish Work shall be paid in advance by Tenant on or before the due date for such work under the Construction Contract.

At the midpoint of the building near sewer on both sides of the building:

24x20 breakrooms

-	counter
-	sink
-	8 plug ins for microwaves, vending etc.
-	drop ceiling
-	m/w bathrooms
-	a/c
-	guard rail by dock door
-	exterior door only if needed by code

Near the break rooms on both sides - modular office

-	a/c
-	cable internet

On the other corner of the building from office space - small 15x15 breakroom and restroom

Main Office Space

-	2,500sf of office
-	to include a 24x24 break room similar to what was described above
-	3-5 private offices and conference room.

Other Misc. items which will be included in final plans and spec

-	lighting in warehouse (30 ft average)
-	conduit every 100 feet in building for electrical drops

Exhibit D | Page 1

EXHIBIT E

Subordination Agreement

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (“Agreement”) is made as of the ____ day of __________, _________, by and among ______________________, (“Landlord”), ____________________, a ___________________corporation, (“Tenant”), and _____________________, _____________________ (“Mortgagee).

Recitals:

A.             Mortgagee has made a loan to Landlord in the principal amount of $ ______________; and said loan is secured by the lien of a Mortgage or Deed of Trust dated as of___________ (the “Mortgage”) recorded with _______________ as Document No. __________, encumbering among other things, the property, and all improvements thereon described on Exhibit A attached hereto and made a part hereof (collectively the “Property”).

B.             Tenant has entered into a Lease Agreement dated ___________, __________ (“Lease”), with Landlord pursuant to which Landlord has leased all or a portion of the Property to Tenant (the “Premises”) to Tenant on the terms and conditions set forth in the Lease.

C.             The parties desire to agree upon the terms and conditions of: (i) the priority of their respective interests in the Premises; (ii) the subordination of Tenant’s rights under the Lease to the lien of the Mortgage; (iii) Tenant’s attornment; and (iv) Tenant’s right to continued use and possession of the Premises pursuant to the terms and conditions of the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties, and intending to be legally bound, the parties do hereby covenant and agree as follows:

1.              Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(a)    “Foreclosure Event” means (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Mortgage, as a result of which a Successor Landlord becomes the owner of the Property; or (iii) delivery of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b)     “Successor Landlord” means any party that becomes the owner of the Property as the result of a Foreclosure Event, including without limitation, Mortgagee.

2.             Subordination of Lease. The parties agree that, subject to the terms and conditions of the Lease and this Agreement, the Lease is and shall be subject and subordinate to the lien of the Mortgage, and to all renewals, modifications, consolidations, replacements, and extensions of the Mortgage, to the full extent of the principal sum and all other amounts secured thereby, and interest thereon.

Exhibit E | Page 1

3.              Non-disturbance.

(a)    Non-disturbance By Mortgagee. Mortgagee hereby consents to the Lease and upon the occurrence of any Foreclosure Event, so long as the Lease is in full force and effect and the is no ongoing Tenant Default under the Lease beyond any applicable cure period, Mortgagee shall not name or join Tenant as a defendant or otherwise in any exercise of Mortgagee’s rights and remedies arising under the Mortgage, unless applicable law requires that Tenant be made a party thereto as a condition to proceeding against Landlord. In the latter case, Mortgagee may join Tenant in such action only for such limited purpose, and not to terminate the Lease, or to terminate Tenant’s possession of the Premises, or to otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action. Additionally, upon the occurrence of any Foreclosure Event, so long as the Lease is in full force and effect, and there is no ongoing Tenant Default under the Lease beyond any applicable cure period, Mortgagee shall not terminate the Lease nor disturb Tenant’s possession of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement.

(b)     Non-disturbance by Successor Landlord. When any Successor Landlord takes title to the Property, so long as the Lease is in full force and effect and there is no ongoing Tenant Default under the Lease beyond any applicable cure period, Successor Landlord shall not terminate or disturb Tenant’s possession of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement.

4.             Attornment. If any Successor Landlord shall succeed to the interest of the Landlord under the Lease, and the Lease shall not have expired or been terminated in accordance with the terms of the Lease or this Agreement, Successor Landlord shall be bound to Tenant under all terms and conditions of the Lease (except as provided in this Agreement); Tenant shall recognize and attorn to Successor Landlord; and the Lease shall continue in full force and effect as a direct lease, in accordance with its terms; and the relationship of landlord and tenant shall exist between Successor Landlord and Tenant. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of the parties hereto, provided that Tenant shall be under no obligation to pay rent to Successor Landlord until Tenant receives written notice pursuant to paragraph 10 hereof, from Successor Landlord that it has succeeded to the interest of the Landlord under the Lease. In such case, Landlord hereby irrevocably authorizes Tenant to make any required payments to Successor Landlord and releases and discharges Tenant of, and from, any liability to Landlord on account of any such payments, even if such payments are made to Successor Landlord in error. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Successor Landlord, any instrument or certificate reasonably necessary to evidence such attornment.

5.              Rights and Obligations of Successor Landlord under Lease. In the event of attornment, Successor Landlord shall have the same remedies in the event of any Tenant Default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants, and conditions of the Lease on Tenant’s part to be performed that are available to Landlord under the Lease. Tenant shall have the same remedies against Successor Landlord for the breach of an agreement contained in the Lease that Tenant might have had against Landlord if Successor Landlord had not succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

(a)     liable for any act or omission of, or any claims against any prior landlord (including Landlord) unless Mortgagee had written notice of and an opportunity to cure the same prior to a Foreclosure Event; or

(b)    subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) unless Mortgagee had received written notice of same prior to a Foreclosure Event and a reasonable opportunity to cure the same, following receipt of a Default Notice under Section 7, below; or

(c)    bound by any rent or additional rent which Tenant might have paid for more than the thirty (30) days in advance to any prior landlord (including Landlord) unless such payments were actually delivered to Successor Landlord; or

Exhibit E | Page 2

(d)   bound by any amendment or modification of a material term, provision and/or conditions of the Lease, or waiver of any of its terms, made without its consent, which consent shall not be unreasonably withheld, delayed or conditioned, which results in reduction of rent or other sums due under the Lease or that would adversely affect the economic terms of the Lease, decreases the economic benefits of the Lease for Successor Landlord, or increases the Successor Landlord’s obligations unless, in any such instances, the amendment or modification is affected through the exercise of a right expressly accorded to Tenant under the Lease; or

(e)    liable for any sum that any prior landlord (including Landlord) owed to Tenant, including without limitation any security deposit, unless the amount owed was actually delivered to Successor Landlord; or

(f)    bound by any cancellation, termination or surrender of the Lease, except as expressly provided under the Lease; or

(g)    bound by any assignment of the Lease or sublet of any portion of the Premises, except as expressly provided under the Lease.

6.             Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, Successor Landlord’s obligations and liability under the Lease shall not extend beyond Successor Landlord’s (or its successors’ or assigns’) interest in the Property, including insurance and condemnation proceeds; and Successor Landlord’s interest in the Lease (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as amended or affected by this Agreement.

7.	Mortgagee’s Right to Cure.

(a)    Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any remedies under the Lease, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (“Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

(b)    Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of fifteen (15) days after the date of receipt of any such Default Notice or (subject to the provisions of Section 12, below) such longer period as is otherwise available to the Landlord under the Lease, in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure any such breach or default by Landlord, unless and until Mortgagee holds legal title or possession of the Property, at which point Mortgagee will have such additional time as would have been available to Landlord under the Lease as if it received a Default Notice on the date that Mortgagee acquires legal title to or possession of the Property.

8.	Miscellaneous.

(a)    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

(b     Entire Agreement. This Agreement constitutes the entire agreement among Mortgagee, Landlord, and Tenant regarding the rights and obligations of Tenant, Landlord, and Mortgagee as to the subject matter of this Agreement.

Exhibit E | Page 3

(c)    Conflict Between Lease and Agreement. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord.

(d)    Interpretation; Governing Law. The interpretation, validity, and enforcement of this Agreement shall be governed by and construed under the internal laws of the state or commonwealth where the Property is located, excluding its principles of conflicts of law.

(e)    Amendments. This Agreement may be amended only by a written instrument executed by all parties, which amendment shall be effective only when a duly executed original or copy is delivered to each party.

(f)     Counterparts and Electronic Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterparts of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the parties to one of such counterparts. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. The delivery of a copy of a counterpart of a signature page of this Agreement, bearing an original signature, by facsimile or by electronic mail in “pdf”, or “portable document format” form, or by any other “read only” electronic means which shall preserve the original graphic appearance of such signature page and such signature, will have the same effect as the physical delivery of the paper version of said signature page to this Agreement bearing the original signature.

(g)     Notice by Landlord to Tenant. Landlord hereby agrees to notify Tenant in writing of any release, satisfaction or termination of the Mortgage.

10.               Notices. Any notice or other communication to the parties shall be sent to the addresses set forth in the caption to this Agreement, or such other addresses as a party may from time to time specify by notice in writing to any other party. Any such notice or other communication shall be in writing, and shall be given by certified mail, return receipt requested, postage prepaid; or by nationally recognized private, overnight courier. Notice will be deemed given (i) five (5) days after deposit in the U.S. Mail or on such earlier date as same is actually received; or (ii) one (1) business day after deposit with a nationally recognized overnight courier.

11.               Rent Payments. If Landlord defaults in the performance of its obligations under the Mortgage, Tenant will recognize any assignment of rents Landlord made to Mortgagee and will pay to Mortgagee as assignee all rents that become due under the terms of the Lease after the date of Tenant’s receipt of (i) a written demand from Mortgagee (accompanied by a fully executed copy of this Agreement), indicating that Landlord is in default under the terms of the Mortgage; (ii) the Assignment Agreement or other legal documentation verifying the right of Mortgagee to receive rent and other payments under the Lease; and (iii) an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) from Mortgagee. Landlord acknowledges that it has assigned the rents due under the Lease to Mortgagee and authorizes Tenant to accept Mortgagee’s direction and waives all claims against Tenant for any sums so paid at Mortgagee’s direction. Mortgagee acknowledges, however, that Tenant will be making payments of rent to Landlord by means of computer-generated checks or other electronic payment and that Tenant will require a period of time within which to re-program its accounts payable computer system to reflect Tenant’s receipt of Mortgagee’s direction. Consequently, Tenant will have no liability to Mortgagee for any regularly scheduled installment of rent remitted to Landlord during the period that begins on the date of Tenant’s receipt of Mortgagee’s direction and that ends thirty (30) days after that date. Landlord shall indemnify, defend and hold harmless Tenant, its agents, servants and employees, from and against any and all claims, actions, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) arising out of or related to Tenant’s compliance with Mortgagee’s instructions pursuant to this paragraph 11, even if such instructions were given, and payments made, in error. Tenant’s payment of rents to Mortgagee in accordance with the foregoing will continue until the first to occur of the following:

(a)    no further rent is due or payable under the terms of the Lease; or

(b)    Mortgagee gives Tenant notice that Landlord has cured the default that existed under the Mortgage and instructs Tenant to make subsequent remittances of the rent to Landlord; or

(c)       a transfer of the Property occurs and the purchaser and Mortgagee give Tenant notice of such transfer, together with the legal documents giving evidence to such transfer, IRS Form W- 9, and other information required by Tenant to change its accounts payable system. The purchaser will automatically succeed to Landlord’s interest under the terms of the Lease, after which time the rents and other benefits accruing in favor of Landlord under the terms of the Lease will be payable to the purchaser as the owner of the Premises.

12.               Copy of Agreement. No provision of this Agreement shall be binding upon Tenant unless and until Landlord and Mortgagee shall have also duly executed this Agreement and a duplicate original of this Agreement has been provided to Tenant at the address set forth in the caption to this Agreement.

[Remainder of Page Intentionally Left Blank; Signature and Notary Pages to Follow]

Exhibit E | Page 4

TENANT

By:

Printed:

Its:

Date:

STATE OF __________________	)
) SS:
COUNTY OF _________________	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named _______________________________, by ______________, its ______________ who acknowledged that he did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at ______________________________________________________, __ this day of ___________, 20__ .

Notary Public

My commission expires: ______________________

Exhibit E | Page 5

LANDLORD

By:

Printed:

Its:

Date:

STATE OF __________________	)
) SS:
COUNTY OF _________________	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named _______________________________, by ______________, its ______________ who acknowledged that he did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at ______________________________________________________, __ this day of ___________, 20__ .

Notary Public

My commission expires: ______________________

Exhibit E | Page 6

MORTGAGEE

By:

Printed:

Its:

Date:

STATE OF __________________	)
) SS:
COUNTY OF _________________	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named _______________________________, by ______________, its ______________ who acknowledged that he did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at ______________________________________________________, __ this day of ___________, 20__ .

Notary Public

My commission expires: ______________________

Exhibit E | Page 7

SNDA EXHIBIT A

PROPERTY

LOT 1 AS PER THE REPLAT OF LOT 1, LOT 2 & BLOCK A WORTHSVILLE COMMERCE CENTER, PHASE II, THE PLAT OF WHICH WAS RECORDED DECEMBER 8, 2021, AS INSTRUMENT NO. 2021-036426 IN THE OFFICE OF THE RECORDER OF JOHNSON COUNTY, INDIANA.

Exhibit E | Page 8

EXHIBIT F

Tenant Estoppel Certificate

[INSERT ADDRESS OF RECIPIENTS]

RE:       [INSERT SITE ADDRESS]

Ladies and Gentleman:

For the purpose of providing information regarding the premises commonly known as ___________________ (the “Premises”), in which ___________________________, a __________________________ corporation, is a tenant (“Tenant”) and _______________ is the landlord (“Landlord”) under that certain lease (the “Lease”), dated ______________, 20__, to the best of its information, knowledge and belief, Tenant does hereby certify to __________________ as of the date hereof, the following:

1.	(a)	Date of Amendments

or Modifications:

	(b)	Date of Assignment:

	(c)	Primary Term of Lease:

	(d)	Remaining Extension Options: First Renewal Term:

Second Renewal Term:

	(e)	Monthly Base Rent:

	(f)	Monthly Base Rent Escalations: First Renewal Term:

Second Renewal Term:

	(g)	Security Deposit:

	(h)	Outstanding Allowance:

	(i)	Expansion Option:

2.	The Lease is the legal, valid and binding obligation of Tenant enforceable against Tenant according to its terms and has not been modified either orally or in writing, except as disclosed in section 1(a) above, and the Lease is in full force and effect. The Lease constitutes the entire agreement between Tenant and Landlord.

Exhibit F | Page 1

3.	The Lease is in full force and effect and except as set forth on Exhibit “A” attached hereto (i) neither Landlord nor Tenant has issued a notice of default and there are no events that with the passage of time or notice would constitute a default by Landlord or Tenant under the Lease, and (ii) Landlord is in full compliance with all of the terms, conditions and covenants of the Lease.

4.	Landlord has completed all construction obligations, if any, except as set forth on Exhibit “A” attached hereto, and has made any contribution to work to be performed by Tenant that was required under the Lease, except_______________________. [IF ALLOWANCE NOT RECONCILED INSERT THE FOLLOWING LANGUAGE: the Allowance has not yet been reconciled and $ ___________ remains outstanding. IF NOT, END THE SENTENCE AFTER THE WORD LEASE].

5.	Tenant has no contract to acquire, purchase option or right of first refusal with respect to the Premises or any part thereof, and no right to terminate the Lease prior to its scheduled expiration, except as specifically set forth in the Lease.

6.	All rent, charges and other payments due Landlord, under the Lease have been paid as of the date of this Certificate and no rent has been paid more than thirty (30) days in advance.

7.	Tenant does not have or hold any claim or defense against Landlord which might be offset or credited against future rents or any other obligation accruing under the Lease, except [IF THERE ARE SUCH CLAIMS OR DEFENSES, INSERT THE SAME WITH THE SECTION REFERENCE; IF NOT, END THE SENTENCE AFTER THE WORD LEASE]

8.	Tenant is entitled to no claims, counterclaims, defenses or setoffs against Landlord, arising from the Lease, nor is Tenant entitled to any concessions, rebate, allowance, abatement (subject to Section 13 of the Lease) or free rent for any period after the date of this certification.

9.	Tenant has no actual knowledge of any prior sale, transfer, assignment, hypothecation, or pledge of the Premises, the Lease, or the rents payable thereunder and Tenant has not assigned its interest in the Lease or sublet any of the Premises.

10.	There are no actions, whether voluntary or otherwise, pending against the Tenant or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof, related to the Lease.

TENANT:

By:

Printed:

Its:

Date:	,20__

Exhibit F | Page 2

Estoppel Exhibit “A”

Incomplete Construction Obligations

Exhibit F | Page 3